Exhibit 10.2

FORM OF OPTION COMMITMENT

Notice is hereby given that, effective this ▼ day of ▼, 200▼ (the “Effective Date”) Storm Cat Energy Corporation (the “Company”) has granted to ▼ (the “Service Provider”), an Option to acquire ▼ Common Shares (“Optioned’ Shares”) up to 5:00 p.m. Vancouver Time on the ▼ day of ▼, 200▼ (the “Expiry Date”) at an Exercise Price of CDN$▼ per share.

At the date of grant of the Option, the [Company’s Common Shares are listed for trading on the TSX  Venture and the Company is classified as a Tier ▼ Issuer / Company’s Common Shares are listed for trading on the TSX].

Optioned Shares will vest and may be exercised as follows:

▼ in accordance with the vesting provisions set out in Schedule B of the Plan

or

▼ as follows:  ▼

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Company’s Amended & Restated Share Option Plan (the “Plan”) dated for reference June 27, 2006, the terms and conditions of which are hereby incorporated herein.  The Company will provide you with a copy of the Plan upon your request.

To exercise your Option, deliver a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Company for the aggregate Exercise Price, to the Company.  A certificate for the Optioned Shares so acquired will be issued by the Company’s transfer agent as soon as practicable thereafter and will bear a minimum four month non-transferability legend from the date of this Option Commitment.  [Tier 1 Issuers on the TSX Venture and companies listed on the TSX may grant stock options without a hold period, provided the exercise price of the options has been set at or above the market price of the Company’s shares on such stock exchange rather than below.]

The Company and the Service Provider represent that the Service Provider under the terms and conditions of the Plan is a bona fide [EMPLOYEE/ CONSULTANT/MANAGEMENT COMPANY EMPLOYEE] ▼ of the Company, entitled to receive Options under Exchange Policies (as such term is defined in the Plan).

STORM CAT ENERGY CORPORATION

Authorized Signatory